Exhibit 10.9

EXECUTION VERSION

Amended and Restated AGENCY AGREEMENT

Dated 9 June 2022

Between RENTOKIL INITIAL FINANCE B.V. RENTOKIL INITIAL PLC as Issuers RENTOKIL INITIAL PLC as Guarantor €5,000,000,000 EURO MEDIUM TERM NOTE PROGRAMME

Allen & Overy LLP

CONTENTS

Clause	Page

1.	Definitions and Interpretation	3
2.	Appointment of Agents	6
3.	Issue of Global Notes	8
4.	Exchange of Global Notes	9
5.	Terms of Issue	10
6.	Payments	11
7.	Determinations and Notifications in respect of Notes	13
8.	Notice of any Withholding or Deduction	14
9.	Duties of the Paying Agents in Connection with Early Redemption	14
10.	Receipt and Publication of Notices	15
11.	Cancellation of Notes, Coupons and Talons	15
12.	Issue of Replacement Notes, Coupons and Talons	17
13.	Copies of Documents Available for Inspection	18
14.	Meetings of Noteholders	18
15.	Commissions and Expenses	18
16.	Indemnity	19
17.	Responsibility of the Paying Agents	20
18.	Conditions of Appointment	20
19.	Communications between the Parties	22
20.	Changes in Paying Agents	22
21.	Merger and Consolidation	23
22.	Notification of Changes to Paying Agents	24
23.	Change of Specified Office	24
24.	Communications	24
25.	Taxes and Stamp Duties	24
26.	Currency Indemnity	25
27.	Amendments	25
28.	Contractual Recognition of Bail-in	25
29.	Contracts (Rights of Third Parties) Act 1999	26
30.	Governing Law and Submission to Jurisdiction	26
31.	Appointment of Process Agent	26
32.	General	27

Schedule

1.	Form of Put Notice	28
2.	Additional Duties of the Agent	29

Signatories	30

Amended and restated

AGENCY AGREEMENT

in respect of a

€5,000,000,000

Euro Medium Term Note Programme

THIS AGREEMENT is dated 9 June 2022

BETWEEN:

(1)	RENTOKIL INITIAL PLC ("Rentokil Initial");

(2)	RENTOKIL INITIAL FINANCE B.V. ("Rentokil BV");

(3)	HSBC BANK PLC as Agent (in such capacity the "Agent", which expression shall include any successor Agent appointed under clause 20);

(4)	HSBC CONTINENTAL EUROPE as paying agent (together with the Agent, the "Paying Agents" and each a "Paying Agent", which expression shall include any additional or successor paying agent appointed under clause 20); and

(5)	HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED as trustee (in such capacity, the "Trustee", which expression shall include such company and all other persons for the time being the trustee or the trustees of the Trust Deed).

IT IS AGREED:

WHEREAS:

(A)	Rentokil Initial entered into an Agency Agreement dated 9 December 2005 as most recently amended and restated on 11 September 2020 (the "Original Agency Agreement") in respect of a €5,000,000,000 Euro Medium Term Note Programme of Rentokil Initial and to which Rentokil BV has (as at the date of this Agreement) acceded as an Issuer (the "Programme").

(B)	This Agreement amends and restates the Original Agency Agreement. Any Notes issued under the Programme on or after the date hereof shall have the benefit of this Agreement. This does not affect any Notes issued under the Programme prior to the date of this Agreement or any Notes issued on or after the date of this Agreement which are to be consolidated and form a single Series with the Notes of any Series issued prior to the date of this Agreement. Subject to such amendment and restatement, the Original Agency Agreement shall continue in full force and effect.

1.	Definitions and Interpretation

(1)	In this Agreement:

"Bail-in Legislation" means, in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

"Bail-in Powers" means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

"BRRD" means Directive 2014/59/EU of the European Parliament and of the Council on resolution and recovery of credit institutions and investment firms dated 15 May 2014 and published in the Official Journal of the European Union on 12 June 2014, as amended or replaced from time to time;

"BRRD Entity" means any party to this Agreement that is subject to Bail-in Powers;

"BRRD Liability" means a liability in respect of which the relevant Bail-in Powers may be exercised;

"CGN" means a Temporary Global Note in the form set out in Part I of the Second Schedule to the Trust Deed or a Permanent Global Note in the form set out in Part II of the Second Schedule to the Trust Deed, in either case where the applicable Pricing Supplement specifies that the Notes are not in New Global Note form;

"Clearstream, Luxembourg" means Clearstream Banking S.A.;

"Code" means the U.S. Internal Revenue Code of 1986;

"Distribution Compliance Period" has the meaning given to that term in Regulation S under the Securities Act;

"EU Bail-in Legislation Schedule" means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time;

"Euroclear" means Euroclear Bank SA/NV;

"Eurosystem-eligible NGN" means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Pricing Supplement;

"FATCA Withholding" means any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);

"Guarantor" means, in relation to Notes issued or to be issued by Rentokil BV, Rentokil Initial;

"Issuer" means each of Rentokil Initial and Rentokil BV (together the "Issuers" and each an "Issuer") and references in this Agreement to the "relevant Issuer" shall, in relation to any Tranche of Notes, be references to the Issuer which is, or is intended to be, the Issuer of such Notes as indicated in the applicable Pricing Supplement;

"NGN" means a Temporary Global Note in the form set out in Part I of the Second Schedule to the Trust Deed or a Permanent Global Note in the form set out in Part II of the Second Schedule to the Trust Deed, in either case where the applicable Pricing Supplement specifies that the Notes are in New Global Note form;

"Programme Agreement" means the amended and restated programme agreement dated 9 June 2022 between Rentokil Initial, Rentokil BV and the Dealers named in it;

"Put Notice" means a notice in the form set out in the Schedule;

"Reference Banks" means the principal Euro-zone office of four major banks in the Euro-zone inter-bank market selected by the Agent in consultation with the relevant Issuer; and

"Relevant Resolution Authority" means, in respect of any BRRD Entity, the resolution authority with the ability to exercise any Bail-in Powers in relation to such BRRD Entity.

(2)	(a)	In this Agreement, unless the contrary intention appears, a reference to:

(i)	an "amendment" includes a supplement, restatement or novation and "amended" is to be construed accordingly;

(ii)	a "person" includes any individual, company, unincorporated association, government, state agency, international organisation or other entity;

(iii)	a law or a provision of a law is a reference to that law or provision as extended, amended or re-enacted;

(iv)	a clause or schedule is a reference to a clause of, or a schedule to, this Agreement;

(v)	a person includes its successors and assigns;

(vi)	a document is a reference to that document as amended from time to time;

(vii)	a time of day is a reference to London time; and

(viii)	the “records” of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customer’s interest in the Notes;

(b)	The headings in this Agreement do not affect its interpretation;

(c)	Terms defined in the Programme Agreement, the Trust Deed or the Notes or used in the applicable Pricing Supplement shall have the same meanings in this Agreement, except where the context otherwise requires;

(d)	All references in this Agreement to costs or charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

(e)	All references in this Agreement to Notes shall, unless the context otherwise requires, include any Global Note representing the Notes;

(f)	All references in this Agreement to principal and/or interest or both in respect of the Notes or to any moneys payable by the relevant Issuer and/or the Guarantor (if applicable) under this Agreement shall be construed in accordance with Condition 5(f);

(g)	All references in this Agreement to the "relevant currency" shall be construed as references to the currency in which payments in respect of the relevant Notes and/or Coupons are to be made;

(h)	All references in this Agreement to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system approved by the relevant Issuer, the Guarantor (if applicable), the Trustee and the Agent; and

(i)	All references in this Agreement to a Directive include any relevant implementing measure of each Member State of the European Economic Area which has implemented such Directive.

(3)	For the purposes of this Agreement, the Notes of each Series shall form a separate series of Notes and the provisions of this Agreement shall apply mutatis mutandis separately and independently to the Notes of each Series and in this Agreement the expressions "Notes", "Noteholders", "Coupons", "Couponholders", "Talons" and related expressions shall be construed accordingly.

(4)	As used herein, in relation to any Notes which are to have a "listing" or be "listed" on Euronext Dublin, "listing" and "listed" shall be construed to mean that such Notes have been admitted to the Official List of Euronext Dublin and to trading on its Global Exchange Market or listed on any other stock exchange (other than in respect of an admission to trading on any market which has been designated as a regulated market for the purposes of Regulation (EU) 2017/1129).

2.	Appointment of Agents

(1)	The Agent is appointed, and the Agent agrees to act, as agent of each Issuer, the Guarantor (if applicable) (and, for the purposes of sub-clause (6), the Trustee), upon the terms and subject to the conditions set out below, for the following purposes:

(a)	completing, authenticating and delivering Temporary Global Notes and Permanent Global Notes and (if required) authenticating and delivering Definitive Notes;

(b)	giving effectuation instructions in respect of each Global Note which is a Eurosystem-eligible NGN;

(c)	exchanging Temporary Global Notes for Permanent Global Notes or Definitive Notes, as the case may be, in accordance with the terms of Temporary Global Notes and, in respect of any such exchange, (i) making all notations on Global Notes which are CGNs as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Global Notes which are NGNs;

(d)	exchanging Permanent Global Notes for Definitive Notes in accordance with the terms of Permanent Global Notes and, in respect of any such exchange, (i) making all notations on Permanent Global Notes which are CGNs as required by their terms and (ii) instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Permanent Global Notes which are NGNs;

(e)	paying sums due on Global Notes, Definitive Notes and Coupons and instructing Euroclear and Clearstream, Luxembourg to make appropriate entries in their records in respect of all Global Notes which are NGNs;

(f)	exchanging Talons for Coupons in accordance with the Conditions;

(g)	unless otherwise specified in the applicable Pricing Supplement, determining the interest and/or other amounts payable in respect of the Notes in accordance with the Conditions;

(h)	arranging on behalf of and at the expense of the relevant Issuer and/or the Guarantor (if applicable) for notices to be communicated to the Noteholders in accordance with the Conditions;

(i)	ensuring that, as directed by Rentokil Initial, all necessary action is taken to comply with any reporting requirements of any competent authority in respect of any relevant currency as may be in force from time to time with respect to the Notes to be issued under the Programme;

(j)	subject to the Procedures Memorandum, submitting to the relevant stock exchange such number of copies of each Pricing Supplement which relates to Notes which are to be listed as the relevant stock exchange may require; and

(k)	performing all other obligations and duties imposed upon it by the Conditions, this Agreement and the Procedures Memorandum.

(2)	Each Paying Agent is appointed, and each Paying Agent agrees to act, as paying agent of each Issuer, the Guarantor (if applicable) (and, for the purposes of sub-clause (6) below, the Trustee), upon the terms and subject to the conditions set out below, for the purposes of paying sums due on any Notes and Coupons and performing all other obligations and duties imposed upon it by the Conditions and this Agreement.

(3)	In relation to each issue of Eurosystem-eligible NGNs, each Issuer hereby authorises and instructs the Agent to elect Euroclear or Clearstream, Luxembourg as common safekeeper. From time to time, the relevant Issuer and the Agent may agree to vary this election. Each Issuer acknowledges that any such election is subject to the right of Euroclear and Clearstream, Luxembourg to determine jointly that the other shall act as common safekeeper in relation to any such issue and agrees that no liability shall attach to the Agent in respect of any such election made by it.

(4)	The Agent confirms that it is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority. Nothing in this Agreement shall require the Agent to carry on an activity of the kind specified by any provision of Part II (other than article 5 (accepting deposits)) of the Financial Services and Markets Act 2000 (Regulated Activities) Order 2001, or to lend money to either Issuer.

(5)	The obligations of the Paying Agents under this Agreement are several and not joint.

(6)	At any time after an Event of Default or a Potential Event of Default shall have occurred or the Notes shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under clause 10 of the Trust Deed to the relevant Noteholders and/or Couponholders, the Trustee may:

(a)	by notice in writing to the relevant Issuer, the Guarantor (if applicable), the Agent and the other Paying Agents require the Agent and the other Paying Agents pursuant to this Agreement:

(i)	to act thereafter as Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the Trust Deed mutatis mutandis on the terms of this Agreement (save that the Trustee's liability for the indemnification, remuneration and payment of out-of-pocket expenses of the Agent and the other Paying Agents will be limited to the amounts for the time being held by the Trustee in respect of the Notes on the terms of the Trust Deed and available for such purpose) and thereafter to hold all Notes, Coupons and Talons and all sums, documents and records held by them in respect of Notes, Coupons and Talons on behalf of the Trustee; or

(ii)	to deliver all Notes, Coupons and Talons and all sums, documents and records held by them in respect of Notes, Coupons and Talons, in each case held by them in their capacity as Agent or other Paying Agent, to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Agent or relevant other Paying Agent is obliged not to release by any law or regulation; and

(b)	by notice in writing to the relevant Issuer and the Guarantor (if applicable) require the relevant Issuer and the Guarantor (if applicable) to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Agent.

3.	Issue of Global Notes

(1)	Subject to sub-clause (3), following receipt of an electronic copy of the applicable Pricing Supplement signed by the relevant Issuer and the Guarantor (if applicable), the relevant Issuer authorises the Agent and the Agent agrees, to take the steps required of the Agent in the Procedures Memorandum.

(2)	For the purpose of sub-clause (1), the Agent will on behalf of the relevant Issuer if specified in the applicable Pricing Supplement that a Temporary Global Note will initially represent the Tranche of Notes:

(a)	prepare a Temporary Global Note by attaching a copy of the applicable Pricing Supplement to a copy of the signed master Temporary Global Note;

(b)	authenticate the Temporary Global Note;

(c)	deliver the Temporary Global Note to the specified common depositary (if the Temporary Global Note is a CGN) or the specified common safekeeper (if the Temporary Global Note is a NGN) for Euroclear and Clearstream, Luxembourg and, in the case of a Temporary Global Note which is a Eurosystem-eligible NGN, instruct the common safekeeper to effectuate the same;

(d)	ensure that the Notes of each Tranche are assigned, as applicable, security numbers (including, but not limited to, common codes and ISINs) which are different from the security numbers assigned to Notes of any other Tranche of the same Series until at least expiry of the Distribution Compliance Period in respect of the Tranche; and

(e)	if the Temporary Global Note is a NGN, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Notes.

(3)	For the purpose of sub-clause (1), the Agent will on behalf of the relevant Issuer if specified in the applicable Pricing Supplement that a Permanent Global Note will represent the Notes on issue:

(a)	in the case of the first Tranche of any Series of Notes, prepare a Permanent Global Note by attaching a copy of the applicable Pricing Supplement to a copy of the master Permanent Global Note;

(b)	in the case of the first Tranche of any Series of Notes, authenticate the Permanent Global Note;

(c)	in the case of the first Tranche of any Series of Notes, deliver the Permanent Global Note to the specified common depositary (if the Permanent Global Note is a CGN) or the specified common safekeeper (if the Permanent Global Note is a NGN) for Euroclear and/or Clearstream, Luxembourg and, in the case of a Permanent Global Note which is a Eurosystem-eligible NGN, instruct the common safekeeper to effectuate the same;

(d)	if the Permanent Global Note is a NGN, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the initial outstanding aggregate principal amount of the relevant Tranche of Notes;

(e)	in the case of a subsequent tranche of any Series of Notes deliver the applicable Pricing Supplement to the specified common depositary or common safekeeper, as the case may be, for attachment to the Permanent Global Note and, in the case where the Permanent Global Note is a CGN, make all appropriate entries on the relevant Schedule to the Permanent Global Note to reflect the increase in its nominal amount or, in the case where the Permanent Global Note is a NGN, instruct Euroclear and Clearstream, Luxembourg to make the appropriate entries in their records to reflect the increased outstanding aggregate principal amount of the relevant Series; and

(f)	ensure that the Notes of each Tranche are assigned, as applicable, security numbers (including, but not limited to, common codes and ISINs) which are different from the security numbers assigned to the Notes of any other Tranche of the same Series until at least the expiry of the Distribution Compliance Period in respect of the Tranche.

(4)	The Agent shall only be required to perform its obligations under this clause 3 if it holds:

(a)	a master Temporary Global Note duly executed by a person or persons duly authorised to execute the same on behalf of the relevant Issuer, which may be used by the Agent for the purpose of preparing Temporary Global Notes in accordance with sub-clause (2);

(b)	a master Permanent Global Note duly executed by a person or persons duly authorised to execute the same on behalf of the relevant Issuer, which may be used by the Agent for the purpose of preparing Permanent Global Notes in accordance with sub-clause (3); and

(c)	signed copies of the applicable Pricing Supplement.

(5)	Each of the Issuers and the Guarantor (if applicable) undertakes to ensure that the Agent receives copies of each document specified in sub-clause (4) in a timely manner.

(6)	Where the Agent delivers any authenticated Global Note to a common safekeeper for effectuation using electronic means, it is authorised and instructed to destroy the Global Note retained by it following its receipt of confirmation from the common safekeeper that the relevant Global Note has been effectuated.

4.	Exchange of Global Notes

(1)	The Agent shall determine the Exchange Date for each Temporary Global Note in accordance with its terms. As soon as reasonably possible after determining any Exchange Date, the Agent shall notify its determination to the relevant Issuer, the Guarantor (if applicable), the Trustee, the other Paying Agents, the relevant Dealer, Euroclear and Clearstream, Luxembourg.

(2)	Where a Temporary Global Note is to be exchanged for a Permanent Global Note, the Agent is authorised by the relevant Issuer and instructed:

(a)	in the case of the first Tranche of any Series of Notes, to prepare and complete a Permanent Global Note in accordance with the terms of the Temporary Global Note applicable to the Tranche by attaching a copy of the applicable Pricing Supplement to a copy of the master Permanent Global Note;

(b)	in the case of the first Tranche of any Series of Notes, to authenticate the Permanent Global Note;

(c)	in the case of the first Tranche of any Series of Notes, if the Permanent Global Note is a CGN, to deliver the Permanent Global Note to the common depositary which is holding the Temporary Global Note representing the Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg to hold on behalf of the relevant Issuer pending its exchange for the Temporary Global Note;

(d)	in the case of the first Tranche of any Series of Notes, if the Permanent Global Note is a NGN, to deliver the Permanent Global Note to the common safekeeper which is holding the Temporary Global Note representing the Tranche for the time being on behalf of Euroclear and/or Clearstream, Luxembourg to effectuate (in the case of a Permanent Global Note which is a Eurosystem-eligible NGN) and to hold on behalf of the relevant Issuer pending its exchange for the Temporary Global Note;

(e)	in the case of a subsequent Tranche of any Series of Notes if the Permanent Global Note is a CGN, to attach a copy of the applicable Pricing Supplement to the Permanent Global Note applicable to the relevant Series and to enter details of any exchange in whole or part as stated above; and

(f)	in the case of a subsequent Tranche of any Series of Notes, if the Permanent Global Note is a NGN, to deliver the applicable Pricing Supplement to the specified common safekeeper for attachment to the Permanent Global Note applicable to the relevant Series.

(3)	Where a Global Note is to be exchanged for Definitive Notes in accordance with its terms, the Agent is authorised by the relevant Issuer and instructed:

(a)	to authenticate the Definitive Notes in accordance with the provisions of this Agreement; and

(b)	to deliver the Definitive Notes to or to the order of Euroclear and/or Clearstream, Luxembourg.

(4)	Upon any exchange of all or a part of an interest in a Temporary Global Note for an interest in a Permanent Global Note or upon any exchange of all or a part of an interest in a Global Note for Definitive Notes, the Agent shall (i) procure that the relevant Global Note shall, if it is a CGN, be endorsed by or on behalf of the Agent to reflect the reduction of its nominal amount by the aggregate nominal amount so exchanged and, where applicable, the Permanent Global Note shall be endorsed by or on behalf of the Agent to reflect the increase in its nominal amount as a result of any exchange for an interest in the Temporary Global Note or (ii) in the case of any Global Note which is a NGN, instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange. The Agent is authorised on behalf of the relevant Issuer and instructed (a) in the case of any Global Note which is a CGN, to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the nominal amount represented by it by the amount so exchanged and, if appropriate, to endorse the Permanent Global Note to reflect any increase in the nominal amount represented by it and, in either case, to sign in the relevant space on the relevant Global Note recording the exchange and reduction or increase, (b) in the case of any Global Note which is a NGN, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such exchange and (c) in the case of a total exchange, to cancel or arrange for the cancellation of the relevant Global Note.

(5)	The Agent shall notify the relevant Issuer immediately after it receives a request for the issue of Definitive Notes in accordance with the provisions of a Global Note and the aggregate nominal amount of the Global Note to be exchanged.

(6)	Each Issuer undertakes to deliver to the Agent sufficient numbers of executed Definitive Notes with, if applicable, Coupons and Talons attached, to enable the Agent to comply with its obligations under this Agreement.

5.	Terms of Issue

(1)	The Agent shall cause all Notes delivered to and held by it under this Agreement to be maintained in safe custody and shall ensure that Notes are issued only in accordance with the provisions of this Agreement, the Conditions and, where applicable, the relevant Global Notes.

(2)	Subject to the procedures set out in the Procedures Memorandum, for the purposes of clause 3, the Agent is entitled to treat a telephone, email or facsimile communication from a person purporting to be (and whom the Agent believes in good faith to be) the authorised representative of the relevant Issuer named in the list referred to in, or notified pursuant to, clause 18(7), or any other list duly provided for the purpose by the relevant Issuer to the Agent, as sufficient instructions and authority of the relevant Issuer for the Agent to act in accordance with clause 3.

(3)	In the event that a person who has signed a master Global Note held by the Agent on behalf of the relevant Issuer ceases to be authorised as described in clause 18(8), the Agent shall (unless the relevant Issuer gives notice to the Agent that Notes signed by that person do not constitute valid and binding obligations of the relevant Issuer or otherwise until replacements have been provided to the Agent) continue to have authority to issue Notes signed by that person, and the relevant Issuer warrants to the Agent that those Notes shall be valid and binding obligations of the relevant Issuer. Promptly upon any person ceasing to be authorised, the relevant Issuer shall provide the Agent with replacement master Global Notes and the Agent shall, upon receipt of such replacements, cancel and destroy the master Global Notes held by it which are signed by that person and shall provide the relevant Issuer with a certificate of destruction, specifying the master Global Notes so cancelled and destroyed.

(4)	The Agent shall provide Euroclear and/or Clearstream, Luxembourg with the notifications, instructions or information to be given by the Agent to Euroclear and/or Clearstream, Luxembourg.

(5)	If the Agent pays an amount (the "Advance") to the relevant Issuer on the basis that a payment (the "Payment") has been or will be received from a Dealer and if the Payment is not received by the Agent on the date the Agent pays the relevant Issuer, the relevant Issuer shall repay to the Agent the Advance and shall pay interest on the Advance (or the unreimbursed portion thereof) from (and including) the date the Advance is made to (but excluding) the earlier of repayment of the Advance or receipt by the Agent of the Payment at a rate quoted at that time by the Agent as its cost of funding the Advance provided that evidence of the basis of such rate is given to the relevant Issuer. For the avoidance of doubt, the Agent shall not be obliged to pay any amount to the relevant Issuer if it has not received satisfactory confirmation that it is to receive the amount from a Dealer.

(6)	Except in the case of issues where the Agent does not act as receiving bank for the relevant Issuer in respect of the purchase price of the Notes being issued, if on the Issue Date a Dealer does not pay the full purchase price due from it in respect of any Note (the "Defaulted Note") and, as a result, the Defaulted Note remains in the Agent's distribution account with Euroclear and/or Clearstream, Luxembourg after the Issue Date, the Agent will continue to hold the Defaulted Note to the order of the relevant Issuer. The Agent shall notify the relevant Issuer as soon as reasonably possible of the failure of the Dealer to pay the full purchase price due from it in respect of any Defaulted Note and, subsequently, shall (a) notify the relevant Issuer as soon as reasonably possible on receipt from the Dealer of the full purchase price in respect of any Defaulted Note and (b) pay to the relevant Issuer the amount so received.

6.	Payments

(1)	The relevant Issuer (failing which, the Guarantor (if applicable)) will, on each date on which any payment in respect of any Note becomes due under the Conditions, transfer to an account specified by the Agent an amount in the relevant currency sufficient for the purposes of the payment in funds settled through such payment system as the Agent and the relevant Issuer may agree. For payments in pound sterling and euro, payment should be received by 10.00 a.m. (London Time) on the day payment is due to the Paying Agent. For payments in United States dollars and Canadian dollars, payment should be received by 12.00 p.m. (London Time) on the day payment is due to the Paying Agent. For payments in Japanese yen, payment should be received by 9.00 a.m. (London Time), one Business Day prior to the day on which payment is due to the Paying Agent. For any other currency, payment shall be made at a time to be mutually agreed between the relevant Issuer and the Agent.

(2)	Any funds paid by or by arrangement with the relevant Issuer or the Guarantor (if applicable) to the Agent under sub-clause (1) shall be held in the relevant account referred to in sub-clause (1) for payment to the Noteholders or Couponholders, as the case may be, until any Notes or matured Coupons become void under Condition 8. In that event the Agent shall repay to the relevant Issuer or the Guarantor (if applicable) sums equivalent to the amounts which would otherwise have been repayable on the relevant Notes or Coupons.

(3)	The relevant Issuer (failing which, the Guarantor (if applicable)) will ensure that no later than 10.00 a.m. (London time) on the second Business Day (as defined below) immediately preceding the date on which any payment is to be made to the Agent under sub-clause (1) the Agent shall receive a copy of an irrevocable payment instruction to or a payment confirmation from the paying bank through which payment is to be made of the relevant Issuer or the Guarantor (if applicable). For the purposes of this sub-clause, "Business Day" means a day on which commercial banks and foreign exchange markets settle payments and are open for general business in London.

(4)	The Agent shall notify each of the other Paying Agents and the Trustee as soon as reasonably possible:

(a)	if it has not by the relevant date set out in clause 6(1) received unconditionally the full amount in the Specified Currency required for the payment; and

(b)	if it receives unconditionally the full amount of any sum payable in respect of the Notes or Coupons after that date.

The Agent shall, at the expense of the relevant Issuer (failing which, the Guarantor (if applicable)), as soon as reasonably possible on receiving any amount as described in subparagraph (b), cause notice of that receipt to be published under Condition 13.

(5)	The Agent shall ensure that payments of both principal and interest in respect of a Temporary Global Note will only be made if certification of non-U.S. beneficial ownership as required by U.S. Treasury regulations has been received from Euroclear and/or Clearstream, Luxembourg in accordance with the terms of the Temporary Global Note.

(6)	Unless it has received notice under sub-clause (4)(a), each Paying Agent shall pay or cause to be paid all amounts due in respect of the Notes on behalf of the relevant Issuer and the Guarantor (if applicable) in the manner provided in the Conditions. If any payment provided for in sub-clause (1) is made late but otherwise in accordance with the provisions of this Agreement, the relevant Paying Agent shall nevertheless make payments in respect of the Notes as stated above following receipt by it of such payment.

(7)	If for any reason the Agent considers in its sole discretion that the amounts to be received by it under sub-clause (1) will be, or the amounts actually received by it are, insufficient to satisfy all claims in respect of all payments then falling due in respect of the Notes, no Paying Agent shall be obliged to pay any such claims until the Agent has received the full amount of all such payments.

(8)	Without prejudice to sub-clauses (6) and (7), if the Agent pays any amounts to the holders of Notes or Coupons or to any other Paying Agent at a time when it has not received payment in full in respect of the relevant Notes in accordance with sub-clause (1) (the excess of the amounts so paid over the amounts so received being the "Shortfall"), the relevant Issuer (failing which, the Guarantor (if applicable)) will, in addition to paying amounts due under sub-clause (1), pay to the Agent on demand interest (at a rate which represents the Agent's cost of funding the Shortfall) on the Shortfall (or the unreimbursed portion thereof) until the receipt in full by the Agent of the Shortfall.

(9)	The Agent shall on demand promptly reimburse each other Paying Agent for payments in respect of Notes properly made by each Paying Agent in accordance with this Agreement and the Conditions unless the Agent has notified the relevant Paying Agent, prior to its opening of business on the due date of a payment in respect of the Notes, that the Agent does not expect to receive sufficient funds to make payment of all amounts falling due in respect of the Notes.

(10)	Whilst any Notes are represented by Global Notes, all payments due in respect of the Notes shall be made to, or to the order of, the holder of the Global Notes, subject to and in accordance with the provisions of the Global Notes. On the occasion of each payment, (i) in the case of a Global Note which is a CGN, the Paying Agent to which any Global Note was presented for the purpose of making the payment shall cause the appropriate Schedule to the relevant Global Note to be annotated so as to evidence the amounts and dates of the payments of principal and/or interest as applicable or (ii) in the case of any Global Note which is a NGN, the Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such payment.

(11)	If the amount of principal and/or interest then due for payment is not paid in full (otherwise than by reason of a deduction required by law to be made or by reason of a FATCA Withholding or a certification required by the terms of a Note not being received), (i) the Paying Agent to which a Note or Coupon (as the case may be) is presented for the purpose of making the payment shall, unless the relevant Note is a NGN, make a record of the shortfall on the relevant Note or Coupon and the record shall, in the absence of manifest error, be prima facie evidence that the payment in question has not to that extent been made or (ii) in the case of any Global Note which is a NGN, the Agent shall instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such shortfall in payment.

(12)	If either the relevant Issuer or the Guarantor (if applicable) determines in its sole discretion that it will be required to withhold or deduct any FATCA Withholding in connection with any payment due on any Notes, then the relevant Issuer or the Guarantor (if applicable) will be entitled to re-direct or reorganise any such payment in order that the payment may be made without FATCA Withholding.

(13)	Upon request from any Paying Agent, the relevant Issuer and/or the Guarantor (if applicable) shall provide to such Paying Agent, and consents to the collection and processing by such Paying Agent of, any authorisations, waivers, forms, documentation and other information relating to its status (or the status of its direct or indirect owners or Noteholders) or otherwise (to the extent available to it) which in the opinion of such Paying Agent is required to be reported or provided under the Code ("FATCA Information").

(14)	Each of Rentokil Initial and Rentokil BV further consents to the disclosure, transfer and reporting of such FATCA Information to any relevant government or taxing authority, any member of the relevant Paying Agent’s group, any sub-contractors, agents, service providers or associates of the relevant Paying Agent’s group, and any person making payments to the relevant Paying Agent or a member of the relevant Paying Agent’s group, including transfers to jurisdictions which do not have strict data protection or similar laws, to the extent that the relevant Paying Agent determines that such disclosure, transfer or reporting is necessary or warranted to facilitate compliance with the Code. Each of Rentokil Initial and Rentokil BV agrees to inform the relevant Paying Agent promptly, and in any event, within 30 calendar days in writing if there are any changes to the relevant FATCA Information supplied to the relevant Paying Agent from time to time. Each of Rentokil Initial and Rentokil BV warrants that each person whose FATCA Information it provides (or has provided) to the relevant Paying Agent has been given such information, and has given such consent, as may be necessary to permit the collection, processing, disclosure, transfer and reporting of their information as set out in this clause 6.

7.	Determinations and Notifications in respect of Notes

(1)	The Agent shall, unless otherwise specified in the applicable Pricing Supplement, make all the determinations and calculations which it is required to make under the Conditions, all subject to and in accordance with the Conditions.

(2)	The Agent shall not be responsible to the relevant Issuer, the Guarantor (if applicable) or to any third party as a result of the Agent having (without negligence or wilful default on its part) acted on any quotation given by any Reference Bank which subsequently may be found to be incorrect.

(3)	The Agent shall promptly notify (and confirm in writing to) the relevant Issuer, the Guarantor (if applicable), the Trustee, the other Paying Agents and (in respect of a Series of Notes listed on a stock exchange) the relevant stock exchange of each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions as soon as practicable after their determination and of any subsequent amendments to them under the Conditions.

(4)	The Agent shall use its best endeavours to cause each Rate of Interest, Interest Amount and Interest Payment Date and all other amounts, rates and dates which it is obliged to determine or calculate under the Conditions to be published as required in accordance with the Conditions as soon as possible after their determination or calculation.

(5)	If the Agent does not at any time for any reason determine and/or calculate and/or publish the Rate of Interest, Interest Amount and/or Interest Payment Date in respect of any Interest Period or any other amount, rate or date as provided in this clause, it shall as soon as reasonably possible notify the relevant Issuer, the Guarantor (if applicable), the Trustee and the other Paying Agents of that fact.

(6)	Notes of any Series may specify additional duties and obligations of any Paying Agent, the performance of which will be agreed in writing between the relevant Issuer, the Guarantor (if applicable) and the relevant Paying Agent prior to the relevant Issue Date.

8.	Notice of any Withholding or Deduction

(1)	If either the relevant Issuer or the Guarantor (if applicable) is, in respect of any payment, compelled to withhold or deduct any amount for or on account of taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, the relevant Issuer or the Guarantor (if applicable) shall give notice of that fact to the Agent and the Trustee as soon as it becomes aware of the requirement to make the withholding or deduction and shall give to the Agent such information as it shall require to enable it to comply with the requirement. Until such time, each of the relevant Issuer and the Guarantor (if applicable) confirms that all payments made by or on behalf of the relevant Issuer or the Guarantor (if applicable) shall be made free and clear of and without withholding or deduction of any such amounts.

(2)	If any Paying Agent is, in respect of any payment of principal or interest in respect of the Notes, compelled to withhold or deduct any amount for or on account of any taxes, duties, assessments or governmental charges as specifically contemplated under the Conditions, other than arising under sub-clause (1) or by virtue of the relevant holder failing to satisfy any certification or other requirement in respect of its Notes, it shall give notice of that fact to the relevant Issuer, the Guarantor (if applicable), the Trustee and the Agent as soon as it becomes aware of the compulsion to withhold or deduct.

9.	Duties of the Paying Agents in Connection with Early Redemption

(1)	If the relevant Issuer decides to redeem any Notes for the time being outstanding before their Maturity Date in accordance with the Conditions, the relevant Issuer shall give notice of the decision to the Agent and the Trustee stating the date on which the Notes are to be redeemed and the nominal amount of Notes to be redeemed not less than 15 days before the date on which the relevant Issuer will give notice to the Noteholders in accordance with the Conditions of the redemption in order to enable the Agent to carry out its duties in this Agreement and in the Conditions.

(2)	If some only of the Notes are to be redeemed, the Agent shall, in the case of Definitive Notes, make the required drawing in accordance with the Conditions but shall give the relevant Issuer, the Guarantor (if applicable) and the Trustee reasonable notice of the time and place proposed for the drawing and the relevant Issuer, the Guarantor (if applicable) and the Trustee shall be entitled to send representatives to attend the drawing and shall, in the case of Notes in global form, co-ordinate the selection of Notes to be redeemed with Euroclear and Clearstream, Luxembourg, all in accordance with the Conditions.

(3)	The Agent shall publish the notice required in connection with any redemption and shall, if applicable, at the same time also publish a separate list of the serial numbers of any Notes in definitive form previously drawn and not presented for redemption. The redemption notice shall specify the date fixed for redemption, the redemption amount, the manner in which redemption will be effected and, in the case of a partial redemption of Definitive Notes, the serial numbers of the Notes to be redeemed. The notice will be published in accordance with the Conditions. The Agent will also notify the other Paying Agents of any date fixed for redemption of any Notes.

(4)	Each Paying Agent will keep a stock of Put Notices and will make them available on demand to holders of Definitive Notes, the Conditions of which provide for redemption at the option of Noteholders. Upon receipt of any Note deposited in the exercise of a put option in accordance with the Conditions, the Paying Agent with which the Note is deposited shall hold the Note (together with any Coupons and Talons relating to it deposited with it) on behalf of the depositing Noteholder (but shall not, save as provided below, release it) until the due date for redemption of the relevant Note consequent upon the exercise of the option, when, subject as provided below, it shall present the Note (and any such unmatured Coupons and Talons) to itself for payment of the amount due together with any interest due on the date of redemption in accordance with the Conditions and shall pay those moneys in accordance with the directions of the Noteholder contained in the relevant Put Notice. If, prior to the due date for its redemption, an Event of Default has occurred and is continuing or the Note becomes immediately due and repayable or if upon due presentation payment of the redemption moneys is improperly withheld or refused, the Paying Agent concerned shall post the Note (together with any such Coupons and Talons) by uninsured post to, and at the risk of, the relevant Noteholder (unless the Noteholder has otherwise requested and paid the costs of insurance to the relevant Paying Agent at the time of depositing the Notes) at the address given by the Noteholder in the relevant Put Notice. At the end of each period for the exercise of any put option, each Paying Agent shall promptly notify the Agent of the principal amount of the Notes in respect of which the option has been exercised with it together with their serial numbers and the Agent shall promptly notify those details to the relevant Issuer, the Guarantor (if applicable) and the Trustee.

10.	Receipt and Publication of Notices

(1)	As soon as reasonably possible after it receives a demand or notice from any Noteholder in accordance with the Conditions, the Agent shall forward a copy to the relevant Issuer, the Guarantor (if applicable) and the Trustee.

(2)	On behalf of and at the request and expense of the relevant Issuer (failing which, the Guarantor (if applicable)), the Agent shall cause to be published all notices required to be given by the relevant Issuer, the Guarantor (if applicable) and the Trustee to the Noteholders in accordance with the Conditions.

11.	Cancellation of Notes, Coupons and Talons

(1)	All Notes which are redeemed, all Global Notes which are exchanged in full, all Coupons which are paid and all Talons which are exchanged shall be cancelled by the Paying Agent by which they are redeemed, exchanged or paid. In addition, the relevant Issuer or the Guarantor (if applicable) shall immediately notify the Agent in writing of all Notes which are purchased by or on behalf of the relevant Issuer, the Guarantor (if applicable) or any Subsidiary of the relevant Issuer or the Guarantor (if applicable) and all such Notes surrendered to a Paying Agent for cancellation, together (in the case of Definitive Notes) with all unmatured Coupons or Talons (if any) attached to them or surrendered with them, shall be cancelled by the Paying Agent to which they are surrendered. Each of the Paying Agents shall give to the Agent details of all payments made by it and shall deliver all cancelled Notes, Coupons and Talons to the Agent or as the Agent may specify.

(2)	The Agent shall deliver to the relevant Issuer, the Guarantor (if applicable) and the Trustee as soon as reasonably practicable and in any event within three months after the date of each repayment, payment, cancellation or replacement, as the case may be, a notification stating:

(a)	the aggregate nominal amount of Notes which have been redeemed and the aggregate amounts in respect of Coupons which have been paid;

(b)	the serial numbers of such Notes in definitive form;

(c)	the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

(d)	the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(e)	the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the relevant Issuer, the Guarantor (if applicable) or any Subsidiary of the relevant Issuer or the Guarantor (if applicable) and cancelled and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of the Coupons and Talons attached thereto or surrendered therewith;

(f)	the aggregate nominal amounts of Notes and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(g)	the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Definitive Notes bearing interest at a fixed rate which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the Definitive Notes to which such missing unmatured Coupons appertained; and

(h)	the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons.

(3)	The Agent shall destroy all cancelled Notes, Coupons and Talons and, promptly following their destruction, send to the relevant Issuer and the Guarantor (if applicable) a certificate stating the serial numbers of the Notes (in the case of Notes in definitive form) and the number by maturity date of Coupons and Talons destroyed.

(4)	Without prejudice to the obligations of the Agent under sub-clause (2), the Agent shall keep a full and complete record of all Notes, Coupons and Talons (other than serial numbers of Coupons) and of their redemption, purchase by or on behalf of the relevant Issuer, the Guarantor (if applicable) or any Subsidiary of the relevant Issuer or the Guarantor (if applicable) and cancellation, payment or exchange (as the case may be) and of all replacement Notes, Coupons or Talons issued in substitution for mutilated, defaced, destroyed, lost or stolen Notes, Coupons or Talons. The Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of ten years from the Relevant Date in respect of such Coupons and (in the case of Talons) indefinitely either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged. Upon written request, the Agent shall at all reasonable times during normal business hours make the record available to the relevant Issuer, the Guarantor (if applicable), the Trustee and any persons authorised by either of them for inspection and for the taking of copies of it or extracts from it.

(5)	The Agent is authorised by each Issuer and instructed (a) in the case of any Global Note which is a CGN, to endorse or to arrange for the endorsement of the relevant Global Note to reflect the reduction in the nominal amount represented by it by the amount so redeemed or purchased and cancelled and (b) in the case of any Global Note which is a NGN, to instruct Euroclear and Clearstream, Luxembourg to make appropriate entries in their records to reflect such redemption or purchase and cancellation, as the case may be; provided, that, in the case of a purchase or cancellation, the relevant Issuer and/or the Guarantor (if applicable) has or have (as applicable) notified the Agent of the same in accordance with clause 11(1).

12.	Issue of Replacement Notes, Coupons and Talons

(1)	Each of the Issuers will cause a sufficient quantity of additional forms of Notes, Coupons and Talons to be available, upon request, to the Agent at its specified office for the purpose of issuing replacement Notes, Coupons and Talons as provided below.

(2)	The Agent will, subject to and in accordance with the Conditions and this clause, cause to be delivered any replacement Notes, Coupons and Talons which the relevant Issuer may determine to issue in place of Notes, Coupons and Talons which have been lost, stolen, mutilated, defaced or destroyed.

(3)	In the case of a mutilated or defaced Note, the Agent shall ensure that (unless otherwise covered by such indemnity as the relevant Issuer may reasonably require) any replacement Note will only have attached to it Coupons and Talons corresponding to those (if any) attached to the mutilated or defaced Note which is presented for replacement.

(4)	The Agent shall obtain verification in the case of an allegedly lost, stolen or destroyed Note, Coupon or Talon in respect of which the serial number is known, that the Note, Coupon or Talon has not previously been redeemed, paid or exchanged, as the case may be. The Agent shall not issue any replacement Note, Coupon or Talon unless and until the claimant shall have:

(a)	paid the costs and expenses incurred in connection with the issue;

(b)	provided it with such evidence and indemnity as the relevant Issuer may reasonably require; and

(c)	in the case of any mutilated or defaced Note, Coupon or Talon, surrendered it to the Agent.

(5)	The Agent shall cancel any mutilated or defaced Notes, Coupons and Talons in respect of which replacement Notes, Coupons and Talons have been issued under this clause and shall furnish the relevant Issuer with a certificate stating the serial numbers of the Notes, Coupons and Talons cancelled and, unless otherwise instructed by the relevant Issuer in writing, shall destroy the cancelled Notes, Coupons and Talons and give to the relevant Issuer a destruction certificate containing the information specified in clause 11(3).

(6)	The Agent shall, on issuing any replacement Note, Coupon or Talon, immediately inform the relevant Issuer, the Guarantor (if applicable) and the other Paying Agents of the serial number of the replacement Note, Coupon or Talon issued and (if known) of the serial number of the Note, Coupon or Talon in place of which the replacement Note, Coupon or Talon has been issued. Whenever replacement Coupons or Talons are issued, the Agent shall also notify the other Paying Agents of the maturity dates of the lost, stolen, mutilated, defaced or destroyed Coupons or Talons and of the replacement Coupons or Talons issued.

(7)	The Agent shall keep a full and complete record of all replacement Notes, Coupons and Talons issued and upon written request shall make the record available at all reasonable times to the relevant Issuer, the Guarantor (if applicable) and the Trustee and any persons authorised by either of them for inspection and for the taking of copies of it or extracts from it.

(8)	Whenever any Note, Coupon or Talon for which a replacement Note, Coupon or Talon has been issued and in respect of which the serial number is known is presented to a Paying Agent for payment, the relevant Paying Agent shall immediately send notice of that fact to the relevant Issuer, the Guarantor (if applicable), the Trustee and the other Paying Agents.

(9)	The Paying Agents shall issue further Coupon sheets against surrender of Talons. A Talon so surrendered shall be cancelled by the relevant Paying Agent who (except where the Paying Agent is the Agent) shall inform the Agent of its serial number. Further Coupon sheets issued on surrender of Talons shall carry the same serial number as the surrendered Talon.

13.	Copies of Documents Available for Inspection

Each Paying Agent shall hold and, upon reasonable notice, make available for inspection at its specified office during normal business hours copies of all documents required to be so available by the Conditions of any Notes, the Trust Deed or the rules of any relevant stock exchange. For these purposes, the relevant Issuer and the Guarantor (if applicable) shall provide the Paying Agents with sufficient copies of each of the relevant documents. Each Paying Agent shall provide by email to a Noteholder copies of all documents required to be so available by the Conditions of any Notes, following the Noteholder’s prior written request and provision of proof of holding and identity (in a form satisfactory to the relevant Paying Agent).

14.	Meetings of Noteholders

(1)	The provisions of the Third Schedule to the Trust Deed shall apply to meetings of the Noteholders and shall have effect in the same manner as if set out in this Agreement.

(2)	Without prejudice to sub-clause (1), each of the Paying Agents on the request of any holder of Notes shall issue voting certificates and block voting instructions in accordance with the Third Schedule to the Trust Deed and shall immediately give notice to the relevant Issuer and the Guarantor (if applicable) and the Trustee in writing of any revocation or amendment of a block voting instruction. Each of the Paying Agents will keep a full and complete record of all voting certificates and block voting instructions issued by it and will, not less than 24 hours before the time appointed for holding a meeting or adjourned meeting, deposit at such place as the Agent shall approve, full particulars of all voting certificates and block voting instructions issued by it in respect of the meeting or adjourned meeting.

15.	Commissions and Expenses

(1)	Each Issuer (failing which, the Guarantor (if applicable)) agrees to pay to the Agent such fees and commissions as the relevant Issuer, the Guarantor (if applicable) and the Agent shall separately agree in writing in respect of the services of the Paying Agents under this Agreement together with any properly incurred out of pocket expenses (including legal, printing, postage, cable and advertising expenses) incurred by the Paying Agents in connection with their services. Each Issuer (failing which, the Guarantor (if applicable)) shall also pay to the Agent an amount equal to any irrecoverable value added tax which may be payable in respect of such fees and commissions and/or such properly incurred out of pocket expenses incurred by the Agent in connection with its services under this Agreement.

(2)	The Agent will make payment of the fees and commissions due under this Agreement to the other Paying Agents and will reimburse their expenses promptly after the receipt of the relevant moneys from the Issuers or the Guarantor (as the case may be). Neither the Issuers, the Guarantor (if applicable) nor the Trustee shall be responsible for any payment or reimbursement by the Agent to the other Paying Agents. The fees, commissions and expenses payable to the Agent for services rendered and the performance of its obligations under this Agreement shall not be abated by any remuneration or other amounts or profits receivable by the Agent (or to its knowledge by any of its associates) in connection with any transaction effected by the Agent with or for either of the Issuers and/or the Guarantor (if applicable).

16.	Indemnity

(1)	Each Issuer shall indemnify (failing which, if applicable, the Guarantor agrees to indemnify) each of the Paying Agents against any losses, liabilities, costs, claims, actions, demands or expenses (together, "Losses") (including, but not limited to, all reasonable costs, legal fees, charges and expenses (together, "Expenses") paid or incurred in disputing or defending any Losses) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except for any Losses or Expenses resulting from its own wilful default, negligence or fraud or bad faith or that of its officers, directors or employees or the material breach by it of the terms of this Agreement. The relevant Paying Agent shall consult with the relevant Issuer and the Guarantor (if applicable) as to the conduct of any claim brought against such Paying Agent in respect of which it may look to the relevant Issuer (and failing the relevant Issuer, the Guarantor (if applicable)) for indemnification. Notwithstanding any other provision of this Agreement, the relevant Issuer shall indemnify (failing which, if applicable, the Guarantor agrees to indemnify) the Agent against any liability or loss howsoever incurred in connection with the relevant Issuer’s or the Guarantor’s (if applicable) respective obligation to withhold or deduct an amount on account of tax.

(2)	Each Paying Agent shall severally indemnify the relevant Issuer and the Guarantor (if applicable) against any Losses (including, but not limited to, all reasonable Expenses paid or incurred in disputing or defending any Losses) which the relevant Issuer or the Guarantor (if applicable) may incur or which may be made against the relevant Issuer or the Guarantor (if applicable) as a result of the material breach by the Paying Agent of the terms of this Agreement or its wilful default, negligence or fraud or bad faith or that of its officers, directors or employees. In no event shall the Agent or any Paying Agent be liable to indemnify the relevant Issuer or the Guarantor (if applicable) for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special or consequential damages, whether or not the Agent or Paying Agent has been advised of the possibility of such losses.

(3)	The indemnities set out above shall survive any termination of this Agreement.

(4)	The Agent will only be liable to the relevant Issuer, the Guarantor (if applicable) and/or the Trustee for losses, liabilities, costs, expenses and demands arising directly from the performance of its obligations under this Agreement suffered by or occasioned to the relevant Issuer, the Guarantor (if applicable) and/or the Trustee ("Liabilities") to the extent that the Agent has been negligent, fraudulent or in wilful default in respect of its obligations under this Agreement. The Agent shall not otherwise be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in connection with this Agreement. For the avoidance of doubt, the failure of the Agent to make a claim for payment of interest and principal on the relevant Issuer or the Guarantor (if applicable), or to inform any other paying agent or clearing system of a failure on the part of the relevant Issuer or the Guarantor (if applicable) to meet any such claim or to make a payment by the stipulated date, shall not be deemed to constitute negligence, fraud or wilful default on the part of the Agent.

(5)	Liabilities arising under clause 16(4) shall be limited to the amount of the relevant Issuer’s, the Guarantor’s (if applicable) and/or the Trustee’s actual loss. Such actual loss shall be determined (a) as at the date of default of the Agent or, if later, the date on which the loss arises as a result of such default and (b) without reference to any special conditions or circumstances known to the Agent at the time of entering into the Agreement, or at the time of accepting any relevant instructions, which increase the amount of the loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

(6)	The liability of the Agent under clause 16(4) will not extend to any Liabilities arising through any acts, events or circumstances not reasonably within its control, or resulting from the general risks of investment in or the holding of assets in any jurisdiction, including, but not limited to, Liabilities arising from: nationalisation, expropriation or other governmental actions; any law, order or regulation of a governmental, supranational or regulatory body; regulation of the banking or securities industry including changes in market rules or practice, currency restrictions, devaluations or fluctuations; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; and strikes or industrial action.

(7)	For the avoidance of doubt the Agent’s liability under this clause 16(7) shall be limited in the manner set out in clauses 16(5) and 16(6).

17.	Responsibility of the Paying Agents

(1)	No Paying Agent shall be responsible to anyone with respect to the validity of this Agreement or the Notes or Coupons or for any act or omission by it in connection with this Agreement or any Note or Coupon except for its own negligence, default or bad faith, including that of its officers and employees.

(2)	No Paying Agent shall have any duty or responsibility in the case of any default by the relevant Issuer or the Guarantor (if applicable) in the performance of its obligations under the Conditions.

(3)	Whenever in the performance of its duties under this Agreement a Paying Agent shall deem it desirable that any matter be established by the relevant Issuer or the Guarantor (if applicable) prior to taking or suffering any action under this Agreement, the matter may be deemed to be conclusively established by a certificate signed by the relevant Issuer or the Guarantor (as the case may be) and delivered to the Paying Agent and the certificate shall be a full authorisation to the Paying Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon the certificate.

(4)	Nothing in this Agreement shall require the Agent to assume an obligation of the relevant Issuer or the Guarantor (if applicable) arising under any provision of the listing rules of any competent authority.

18.	Conditions of Appointment

(1)	Save as provided in clause 2(5) above, each Paying Agent shall be entitled to deal with money paid to it by the Issuers or the Guarantor (if applicable) for the purpose of this Agreement in the same manner as other money paid to a banker by its customers except:

(a)	that it shall not exercise any right of set-off, lien or similar claim in respect of the money; and

(b)	that it shall not be liable to account to the Issuers or the Guarantor (if applicable) for any interest on the money.

(2)	In acting under this Agreement and in connection with the Notes, each Paying Agent shall act solely as an agent of the relevant Issuer and the Guarantor (if applicable) (or, in the circumstances described in clause 2(6) above, the Trustee) and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Coupons or Talons or any other third party.

(3)	Each Paying Agent undertakes to the relevant Issuer, the Guarantor (if applicable) (and, in the circumstances described in clause 2(6) above, the Trustee) to perform its duties, and shall be obliged to perform the duties and only the duties, specifically stated in this Agreement (including Schedule 2, in the case of the Agent), the Conditions and the Procedures Memorandum, and no implied duties or obligations of any kind (including, without limitation, duties or obligations of a fiduciary or equitable nature) shall be read into any of those documents against any Paying Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent agent in comparable circumstances. Each of the Paying Agents (other than the Agent) agrees that if any information that is required by the Agent to perform the duties set out in Schedule 2 becomes known to it, it will promptly provide such information to the Agent.

(4)	The Agent may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of any action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.

(5)	The Agent shall not be under any obligation to take any action under this Agreement which it expects will result in any expense or liability accruing to it, the payment of which within a reasonable time is not, in its opinion, assured to it.

(6)	Each Paying Agent shall be protected and shall incur no liability in respect of any action taken, omitted or suffered in reliance on any instruction from the relevant Issuer, the Guarantor or the Trustee or any document which it reasonably believes to be genuine and to have been delivered by the proper party or on written instructions from the relevant Issuer, the Guarantor or the Trustee.

(7)	Any Paying Agent and its officers, directors and employees may become the owner of, and/or acquire any interest in, any Notes, Coupons or Talons with the same rights that it or any of them would have had if the Paying Agent concerned were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with Rentokil Initial, Rentokil BV or the Trustee and may act on, or as depositary, trustee or agent for, any committee or body of holders of Notes or Coupons or in connection with any other obligations of Rentokil Initial or Rentokil BV as freely as if the Paying Agent were not appointed under this Agreement without regard to the interests of the Issuers or the Guarantor and shall be entitled to retain and shall not in any way be liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

(8)	The Issuers and the Guarantor shall each provide the Agent with a certified copy of the list of persons authorised to execute documents and take action on its behalf in connection with this Agreement and shall notify the Agent immediately in writing if any of those persons ceases to be authorised or if any additional person becomes authorised together, in the case of an additional authorised person, with evidence satisfactory to the Agent that the person has been authorised.

(9)	Except as otherwise required by the Conditions or instructed by the relevant Issuer or the Guarantor (if applicable) or as ordered by a court of competent jurisdiction or as required by law or applicable regulations or as provided in the Trust Deed and the Conditions, the relevant Issuer, the Guarantor (if applicable), the Trustee and each of the Paying Agents shall be entitled to treat the bearer of any Note or Coupon as the absolute owner of it (whether or not it is overdue and notwithstanding any notice of ownership or writing on it or notice of any previous loss or theft of it).

(10)	The amount of the Programme may be increased by the Issuers and the Guarantor in accordance with the procedure set out in the Programme Agreement. Upon any increase being effected, all references in this Agreement to the amount of the Programme shall be deemed to be references to the increased amount.

(11)	The Issuers shall forthwith give notice to the Agent of any change of the Trustee.

(12)	If the Agent agrees to extend credit to the relevant Issuer or the Guarantor (if applicable), it will do so on its usual terms as to interest and other charges, unless other terms have been agreed.

(13)	The Agent shall be entitled to take any action or to refuse to take any action which the Agent regards as necessary for the Agent to comply with any applicable law, regulation or fiscal requirement, or the rules, operating procedures or market practices of any relevant stock exchange or other market or clearing system.

19.	Communications between the Parties

A copy of all communications relating to the subject matter of this Agreement between either Issuer, the Guarantor (if applicable), the Trustee and any Paying Agent (other than the Agent) shall be sent to the Agent.

20.	Changes in Paying Agents

(1)	The Issuers and the Guarantor are entitled, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(a)	there will at all times be an Agent;

(b)	so long as the Notes are listed on any stock exchange or admitted to listing, trading and/or quotation by any competent authority, stock exchange and/or quotation system which requires the appointment of a Paying Agent in a particular place, the relevant Issuer and the Guarantor (if applicable) shall maintain a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant competent authority, stock exchange and/or quotation system; and

(c)	there will at all times be a Paying Agent within Europe, other than in the United Kingdom or the Netherlands.

In addition, the relevant Issuer and the Guarantor (if applicable) shall immediately appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 5(d). Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency (as provided in sub-clause (5)), when it shall be of immediate effect) after not less than 30 nor more than 45 days' prior notice shall have been given to the Noteholders in accordance with Condition 13.

(2)	The Agent may (subject as provided in sub-clause (4)) at any time resign by giving at least 45 days' written notice to the Issuers, the Guarantor and the Trustee specifying the date on which its resignation shall become effective.

(3)	The Agent may (subject as provided in sub-clause (4) and to the prior written approval of the Trustee) be removed at any time by the Issuers and the Guarantor on at least 45 days' notice in writing from the Issuers and the Guarantor specifying the date when the removal shall become effective.

(4)	Any resignation under sub-clause (2) or removal of the Agent under sub-clauses (3) or (5) shall only take effect upon the appointment by the Issuers and the Guarantor of a successor Agent (approved by the Trustee) and (other than in cases of insolvency of the Agent) on the expiry of the notice to be given under clause 22. Each of the Issuers and the Guarantor agrees with the Agent that if, by the day falling 10 days before the expiry of any notice under sub-clause (2), the Issuers and the Guarantor have not appointed a successor Agent then the Agent shall be entitled, on behalf of the Issuers and the Guarantor, to appoint as a successor Agent in its place a reputable financial institution of good standing which the Issuers, the Guarantor and the Trustee shall approve (such approval not to be unreasonably withheld or delayed).

(5)	In case at any time any Paying Agent resigns, or is removed, or becomes incapable of acting or is adjudged bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or a substantial part of its property, or admits in writing its inability to pay or meet its debts as they mature or suspends payment of its debts, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or of all or a substantial part of its property is appointed or if any officer takes charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Paying Agent which shall be a reputable financial institution of good standing (approved by the Trustee) may be appointed by the Issuers and the Guarantor. Upon the appointment of a successor Paying Agent and acceptance by it of its appointment and (other than in case of insolvency of the Paying Agent when it shall be of immediate effect) upon expiry of the notice to be given under clause 22, the Paying Agent so superseded shall cease to be a Paying Agent under this Agreement.

(6)	Subject to sub-clause (1), the Issuers and the Guarantor may, after prior consultation with the Agent and subject to the prior written approval of the Trustee, terminate the appointment of any of the other Paying Agents at any time and/or appoint one or more further or other Paying Agents by giving to the Agent and to the relevant other Paying Agent at least 45 days' notice in writing to that effect (other than in the case of insolvency).

(7)	Notwithstanding any other provision in this Agreement, if either the relevant Issuer or the Guarantor (if applicable) determines, in its sole discretion, that it will be required to withhold or deduct any FATCA Withholding in connection with any payments due on the Notes and such FATCA Withholding would not have arisen but for the Paying Agent not being or having ceased to be a person to whom payments are free from FATCA Withholding, the relevant Issuer or the Guarantor (if applicable) will be entitled to terminate the Paying Agent by giving at least 30 days’ notice in writing to such Paying Agent.

(8)	Subject to sub-clause (1), all or any of the Paying Agents (other than the Agent) may resign their respective appointments under this Agreement at any time by giving the Issuers, the Guarantor, the Trustee and the Agent at least 45 days' written notice to that effect.

(9)	Upon its resignation or removal becoming effective, a Paying Agent shall:

(a)	in the case of the Agent, immediately transfer all moneys and records held by it under this Agreement to the successor Agent; and

(b)	be entitled to the payment by the Issuers (failing which the Guarantor (if applicable)) of the commissions, fees and expenses payable in respect of its services under this Agreement before termination in accordance with the terms of clause 15 (but not otherwise to any compensation).

(10)	Upon its appointment becoming effective, a successor or new Paying Agent shall, without any further action, become vested with all the authority, rights, powers, duties and obligations of its predecessor or, as the case may be, a Paying Agent with the same effect as if originally named as a Paying Agent under this Agreement.

21.	Merger and Consolidation

Any corporation into which any Paying Agent may be merged or converted, or any corporation with which a Paying Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which a Paying Agent shall be a party, or any corporation to which a Paying Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, become the successor Paying Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties to this Agreement, unless otherwise required by the Issuers, the Guarantor or the Trustee, and after the said effective date all references in this Agreement to the relevant Paying Agent shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall immediately be given to the Issuers, the Guarantor and the Trustee by the relevant Paying Agent.

22.	Notification of Changes to Paying Agents

Following receipt of notice of resignation from a Paying Agent and immediately after appointing a successor or new Paying Agent or on giving notice to terminate the appointment of any Paying Agent, the Agent (on behalf of and at the expense of the Issuers, failing which the Guarantor (if applicable)) shall give or cause to be given not more than 45 days' nor less than 30 days' notice of the fact to the Noteholders in accordance with the Conditions.

23.	Change of Specified Office

If any Paying Agent determines to change its specified office, it shall give to the Issuers, the Guarantor, the Trustee and the Agent written notice of that fact giving the address of the new specified office which shall be in the same city and stating the date on which the change is to take effect, which shall not be less than 45 days after the notice. The Agent (on behalf of the Issuers, failing which the Guarantor (if applicable)) but at the expense of the relevant Paying Agent) shall within 15 days of receipt of the notice (unless the appointment of the relevant Paying Agent is to terminate pursuant to clause 20 on or prior to the date of the change) give or cause to be given not more than 45 days' nor less than 30 days' notice of the change to the Noteholders in accordance with the Conditions.

24.	Communications

(1)	All communications shall be by email or letter delivered by hand or (but only where specifically provided in the Procedures Memorandum) by telephone but promptly confirmed thereafter in writing. Each communication shall be made to the relevant party at the email address, address or telephone number and, in the case of a communication by email or letter, marked for the attention of, or (in the case of a communication by telephone) made to, the person or department from time to time specified in writing by that party to the others for the purpose. The initial telephone number, email address and person or department so specified by each party are set out in the Procedures Memorandum.

(2)	A communication shall be deemed received (if by telephone) when made, (if by letter) when delivered, in each case in the manner required by this clause, or (if by email) when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication. However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective at the opening of business on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error in it.

(3)	Any notice given under or in connection with this Agreement shall be in English. All other documents provided under or in connection with this Agreement shall be:

(a)	in English; or

(b)	if not in English, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a statutory or other official document.

25.	Taxes and Stamp Duties

Each of the Issuers (failing which, the Guarantor (if applicable)) agrees to pay any and all stamp and other documentary taxes, duties assessments or government charges (including any interest and penalties thereon or in connection therewith) which may be payable in connection with the execution, delivery, performance and enforcement of this Agreement.

26.	Currency Indemnity

If, under any applicable law and whether pursuant to a judgment being made or registered against either of the Issuers and/or the Guarantor or in the liquidation, insolvency or any similar process of either of the Issuers and/or the Guarantor or for any other reason, any payment under or in connection with this Agreement is made or falls to be satisfied in a currency (the "other currency") other than that in which the relevant payment is expressed to be due (the "required currency") under this Agreement, then, to the extent that the payment (when converted into the required currency at the rate of exchange on the date of payment or, if it is not practicable for the relevant Paying Agent to purchase the required currency with the other currency on the date of payment, at the rate of exchange as soon thereafter as it is practicable for it to do so or, in the case of a liquidation, insolvency or analogous process, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation, insolvency or analogous process) actually received by the relevant Paying Agent falls short of the amount due under the terms of this Agreement, the relevant Issuer and the Guarantor (if applicable) undertakes that it shall, as a separate and independent obligation, indemnify and hold harmless the Paying Agent against the amount of the shortfall. For the purpose of this clause, "rate of exchange" means the rate at which the relevant Paying Agent is able on the London foreign exchange market on the relevant date to purchase the required currency with the other currency and shall take into account any premium and other reasonable costs of exchange.

27.	Amendments

(1)	The Agent, the Issuers, the Guarantor and the Trustee may agree, without the consent of the Noteholders or Couponholders, to any modification (except as mentioned in the Conditions) of this Agreement which, in the opinion of the Trustee:

(a)	is not prejudicial to the interests of the Noteholders; or

(b)	is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law.

(2)	The Agent, the relevant Issuer, the Guarantor (if applicable) and the Trustee may agree, without the consent of the Noteholders or Couponholders, to any modification of the Notes or the Coupons which, in the opinion of the Trustee, is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law.

(3)	Any modification made under subparagraphs (1) or (2) above shall be binding on the Noteholders and the Couponholders, unless the Trustee agrees otherwise, and shall be notified to the Noteholders in accordance with Condition 13 as soon as practicable after it has been agreed.

28.	Contractual Recognition of Bail-in

Notwithstanding and to the exclusion of any other term in this Agreement or any other agreements, arrangements, or understandings between or among any of the parties to this Agreement, each of the parties to this Agreement acknowledges, accepts and agrees that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(1)	the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Entity to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(a)	the reduction of all, or a portion, of any BRRD Liability or outstanding amounts due thereon;

(b)	the conversion of all, or a portion, of any BRRD Liability into shares, other securities or other obligations of the relevant BRRD Entity or another person, and the issue to or conferral on it of such shares, securities or obligations;

(c)	the cancellation of the BRRD Liability; and

(d)	the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(2)	the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

29.	Contracts (Rights of Third Parties) Act 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

30.	Governing Law and Submission to Jurisdiction

(1)	This Agreement and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.

(2)

(a)	Subject to subclause (c) below, the English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement, including any dispute as to its existence, validity, interpretation, performance, breach or termination or the consequences of its nullity and any dispute relating to any non-contractual obligations arising out of or in connection with it (a "Dispute") and each party submits to the exclusive jurisdiction of the English courts.

(b)	For the purpose of this subclause 30(2), each of Rentokil Initial and Rentokil BV waives any objection to the English courts on the grounds that they are an inconvenient or inappropriate forum to settle any Dispute.

(c)	To the extent allowed by law, the Paying Agents may, in respect of any Dispute or Disputes, take (i) proceedings in any other court with jurisdiction; and (ii) concurrent proceedings in any number of jurisdictions.

31.	Appointment of Process Agent

Rentokil BV irrevocably appoints Rentokil Initial as its agent under this Agreement for service of process in any proceedings before the English courts in relation to any Dispute and agrees that, in the event of Rentokil Initial being unable or unwilling for any reason so to act, it will immediately appoint another person, as the Trustee may approve, as its agent for service of process in England in respect of any Dispute on terms acceptable to the Dealers, failing which the Dealers may appoint another process agent for this purpose, as the Trustee may approve. Each of Rentokil BV and Rentokil Initial agrees that failure by a process agent to notify it of any process will not invalidate service. Nothing in this clause shall affect the right to serve process in any other manner permitted by law.

32.	General

(1)	This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

(2)	If any provision in or obligation under this Agreement is or becomes invalid, illegal or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair (a) the validity, legality or enforceability under the law of that jurisdiction of any other provision in or obligation under this Agreement, and (b) the validity, legality or enforceability under the law of any other jurisdiction of that or any other provision in or obligation under this Agreement.

Schedule 1

Form of Put Notice

[RENTOKIL INITIAL FINANCE B.V.][RENTOKIL INITIAL PLC]

[title of relevant Series of Notes]

By depositing this duly completed Notice with any Paying Agent for the above Series of Notes (the "Notes") the undersigned holder of the Notes surrendered with this Notice and referred to below irrevocably exercises its option to have [the full/       ](1) nominal amount of the Notes redeemed in accordance with Condition 6(d) (Redemption and Purchase - Redemption at the option of the Noteholders (Investor Put) on [redemption date].

This Notice relates to Notes in the aggregate nominal amount of                       bearing the following serial numbers:

If the Notes referred to above are to be returned(2) to the undersigned under clause 9(4) of the Agency Agreement, they should be returned by post to:

Payment Instructions

Please make payment in respect of the above-mentioned Notes by [cheque posted to the above address/transfer to the following bank account](1):

Bank:	Branch Address:

Branch Code:	Account Number:

Signature of holder:

[To be completed by recipient Paying Agent]

Details of missing unmatured Coupons	(3)

Received by:

[Signature and stamp of Paying Agent]

At its office at:	On:

NOTES:

(1)	Complete as appropriate.

(2)	The Agency Agreement provides that Notes so returned will be sent by post, uninsured and at the risk of the Noteholder, unless the Noteholder otherwise requests and pays the costs of such insurance to the relevant Paying Agent at the time of depositing the Note referred to above.

(3)	Only relevant for Fixed Rate Notes in definitive form.

N.B.       Notwithstanding the deposit of any Notes with the Agent, the Agent acts solely as an agent of the Issuer[, the Guarantor]1 and/or the Trustee and will not assume any obligation or responsibility towards or relationship of agency or trust for or with any of the owners or holders of the Notes, Coupons or Talons or any other third party.

This Put Notice is not valid unless all of the paragraphs requiring completion are duly completed. Once validly given this Put Notice is irrevocable except in the circumstances set out in clause 9(4) of the Agency Agreement.

1 This wording in squared brackets should only apply where the Issuer is Rentokil BV.

Schedule 2

Additional Duties of the Agent

In relation to each Series of Notes that are NGNs, the Agent will comply with the following provisions:

1.	The Agent will inform each of Euroclear and Clearstream, Luxembourg (the "ICSDs"), through the common service provider appointed by the ICSDs to service the Notes (the "CSP"), of the initial issue outstanding amount ("IOA") for each Tranche on or prior to the relevant Issue Date.

2.	If any event occurs that requires a mark up or mark down of the records which an ICSD holds for its customers to reflect such customers' interest in the Notes, the Agent will (to the extent known to it) promptly provide details of the amount of such mark up or mark down, together with a description of the event that requires it, to the ICSDs (through the CSP) to ensure that the IOA of the Notes remains at all times accurate.

3.	The Agent will at least once every month perform a reconciliation process with the ICSDs (through the CSP) with respect to the IOA for the Notes and will promptly inform the ICSDs (through the CSP) of any discrepancies.

4.	The Agent will promptly assist the ICSDs (through the CSP) in resolving any discrepancy identified in the IOA of the Notes.

5.	The Agent will promptly provide to the ICSDs (through the CSP) details of all amounts paid by it under the Notes (or, where the Notes provide for delivery of assets other than cash, of the assets so delivered).

6.	The Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) notice of any changes to the Notes that will affect the amount of, or date for, any payment due under the Notes.

7.	The Agent will (to the extent known to it) promptly provide to the ICSDs (through the CSP) copies of all information that is given to the holders of the Notes.

8.	The Agent will promptly pass on to the relevant Issuer all communications it receives from the ICSDs directly or through the CSP relating to the Notes.

9.	The Agent will (to the extent known to it) promptly notify the ICSDs (through the CSP) of any failure by the relevant Issuer to make any payment or delivery due under the Notes when due.

Signatories

This Agreement has been entered into on the date stated at the beginning of this Agreement.

RENTOKIL INITIAL FINANCE B.V.
as Issuer

By:

RENTOKIL INITIAL PLC
as Issuer and Guarantor

By:

HSBC BANK PLC
as Agent

By:

HSBC CONTINENTAL EUROPE
as Paying Agent

By:

HSBC CORPORATE TRUSTEE COMPANY (UK) LIMITED
as Trustee

By: